SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            KOALA INTERNATIONAL WIRELESS INC.
                        -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          NEVADA                                         76-0616468
         ---------                                    ---------------
(State or Other Jurisdiction of                        (IRS Employer
 Incorporation or Organization)                      Identification No.)


                  34 COUPLES GALLERY
                  BALLANTRAE, ONTARIO, CANADA            L4A IM6
                  ---------------------------            -------
          (Address of Principal Executive Offices)     (Zip Code)


                              CONSULTING AGREEMENTS
                              ---------------------
                            (Full Title of the Plan)


 (name, address and telephone number of agent for service)     (with copies to)
               Bradley Wilson
                  Chairman                             James Vandeberg, Esq.
      Koala International Wireless Inc.                 James L. Vandeberg.
              34 Couples Gallery                  1000 Second Avenue, Suite 1710
     Ballantrae, Ontario, Canada L4A IM6             Seattle, Washington  98104
               (561)767-7761                              (206) 973-1895


                         CALCULATION OF REGISTRATION FEE

                                                Proposed maximum      Proposed maximum
Title of securities to be   Amount to be       offering price per    aggregate offering        Amount of
       registered           registered (2)           share                  price          registration fee
-------------------------   --------------     ------------------    ------------------    ----------------
Common Stock                 8,000,000            $    .14(1)           1,120,000 (1)          $ 255.36
par value $0.001   $
-------------------------   --------------     ------------------    ------------------    ----------------

(1) Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked price of the Common Stock on September 22, 2003 as reported on the OTC Bulletin Board.

(2) This registration statement also covers additional shares of common stock which become issuable under the attached Consulting Agreements with respect to the securities registered hereunder by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance or other transfer by Koala International Wireless Inc. of all or substantially all of its property or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Koala International Wireless Inc. stock.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item  1.  Plan  Information.*
          -----------------


Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.*
          -----------------------------------------------------------------

     *  Information  required  by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------
     The following documents filed by Koala International Wireless Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
     a. The Registrant's registration statement on Form 10-SB filed with the Commission on March 22, 2001;
     b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effective date of its Form 10-SB; and
     c. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 10-SB filed under the Exchange Act on March 22, 2001, including any amendment or report filed for the purpose of updating such description.
     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.
     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.     Description  of  Securities.
             ---------------------------
     Not  applicable.

Item  5.     Interest  of  Named  Experts  and  Counsel.
             ------------------------------------------
     None.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------
     As authorized by Section 78.751 of the Nevada General Corporation Law, the Registrant may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the Registrant's best interests. If the legal proceeding, however, is by or in the Registrant's right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

     Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

     The Registrant's articles of incorporation, as amended, provide that its directors or officers shall not be personally liable to the Registrant or any of its stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

     The Registrant's bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was the Registrant's agent.


Item  7.     Exemption  from  Registration  Claimed.
             --------------------------------------

     Not  applicable.


Item  8.     Exhibits.
             --------

     The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

      5.1     Opinion  of  James  L.  Vandeberg;
     10.1     Consulting  Agreement  of  Patricia  Cooke
     10.2     Consulting  Agreement  of  Sherry  Rice
     23.3     Consent  of  James  L.  Vandeberg  (see  Exhibit  5.1);
     24       Power  of  Attorney  (included  on  signature  page)


Item  9.     Undertakings.
             ------------

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.












                                   SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the
--------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on September 22, 2003. KOALA INTERNATIONAL WIRELESS INC.

                                                 /s/Bradley  Wilson
                                              -------------------------
                                              By:  Bradley  Wilson
                                              Its:  Chairman

POWER  OF  ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley Wilson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Koala International Wireless Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                    Title                       Date
---------                    -----                       ----
/s/ Bradley  Wilson
-------------------
Bradley  Wilson              Chairman  and  Director     September  22,  2003

/s/ Derek  Pepler
-----------------
Derek  Pepler                Director                    September  22,  2003

/s/ Miguel  Caron
------------------
Miguel  Caron                Director                    September  22,  2003

/s/ Christine  Cerisse
-----------------------
Christine  Cerisse           Director                    September  22,  2003

/s/ Lorne  Catling
--------------------
Lorne  Catling               Director                    September  22,  2003



                                  EXHIBIT INDEX

Exhibit  Number          Description
---------------          -----------

         5.1             Opinion  of  James  L.  Vandeberg;
        10.1             Consulting  Agreement  of  Patricia  Cooke
        10.2             Consulting  Agreement  of  Sherry  Rice
        23.3             Consent  of  James  L.  Vandeberg  (see  Exhibit  5.1);
        24               Power  of  Attorney  (included  on  signature  page)


                                   EXHIBIT 5.1
                                   -----------

                         [JAMES L. VANDEBERG LETTERHEAD]


September  22,  2003


Koala  International  Wireless  Inc.
34  Couples  Gallery
Ballantrae,  Ontario,  Canada
L4A  IM6

Attn:  Board  of  Directors

Re:     Registration Statement on Form S-8 of Koala International Wireless Inc.;
        -----------------------------------------------------------------------

Ladies  and  Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on September 22, 2003, and to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of Eight Million (8,000,000) shares of your common stock, par value of $0.001 per share (the "Common Stock"), which will be issuable under the Koala International Wireless Inc. Consulting Agreements (the "Plan").

As your counsel in connection with the Registration Statement, I have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Common Stock under the Plan (the "Plan Shares") and such documents as I have deemed necessary to render this opinion.

Based upon the foregoing, it is my opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

Very  truly  yours,

JAMES  L.  VANDEBERG.

  /s/  James  L.  Vandeberg

James  L.  Vandeberg












                                  EXHIBIT 10.1

                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement (herein the "Agreement") is entered into as of the 22nd day of September, 2003 by and between KOALA INTERNATIONAL WIRELESS, INC. (herein "the Company") with its principal place of business at 34 Couples Gallery, Ballantrae ON L4A 1M6 and PATRICIA COOKE, with her offices located at 1543 Bayview Avenue, Suite 409, Toronto ON M4G 3B5 (herein "the Consultant").

RECITALS

     The Consultant, through the expenditure of considerable money, time and effort, has created and developed, a system for providing consulting services (the "Services") to private and public companies. The Company desires to obtain the assistance of the Consultant and on the basis of previous telephone conversations and meetings between the Company and the Consultant as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultant describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultant is willing to provide such assistance, with respect to the Services.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultant hereby agree as follows:

I.     ENGAGEMENT

          The Company hereby engages and retains the Consultant as Business Consultant for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use their best efforts in providing such Services.

II.     INDEPENDENT  CONTRACTOR

     A The Consultant is and in all respects deemed to be, an independent contractor in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     B The Consultant will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of the Company, and the Consultant will have no power to enter into any agreement on behalf of or otherwise bind the Company.

     C The Consultant will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employment ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion may elect. The Consultant is not a registered broker, dealer or associated person of such, and is not purporting to act in any capacity requiring registration as a broker, dealer or associated person.

     D Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultant during the term of this Agreement will conflict with the Consultant' obligations under this Agreement or be adverse to the Company's interests during the term of this Agreement.

III.     SERVICES

 The Consultant agree to provide the following, hereafter collectively referred to as the "Services":

     A. Advise the Company and/or any of its affiliates and associates in its efforts in developing, marketing, and promoting the products of the Company.

     B. Best Efforts. The Consultant will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

     C. The Consultant is not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultant include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. The Consultant cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company's needs, the Consultant will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company.

     D. The Consultant will advise the Company in developing efficient marketing and promotional tools for the Company's products and services.

     E.   In  conjunction  with  the  Services,  the  Consultant  agrees  to:

          1. Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, summaries, corporate and/or corporate profiles and marketing and promotional packages and/or other material and documentation ("Documentation") as will be necessary, in the opinion of the Consultant, to properly present the Company to other entities and individuals that could be of benefit to the Company.

          2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of the Company during normal business hours.

          3. Advise the Company's management in marketing and corporate development including potential alliances and strategic mergers, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective alliance groups or their agents.


          4. Advise the Company's management in evaluating proposals and participating in negotiations with prospective alliance and marketing groups or their agents.

     F. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

IV.     EXPENSES

Both  the  Company  and  the  Consultant  agree  that:

     A. Both the Consultant and the Company will be responsible for their own normal and reasonable out-of-pocket expenses. "Normal and reasonable out-of-pocket expenses" will include but are not limited to: accounting, long distance communication, express mail, outside Consultant, etc., and other costs involved in the execution of this Agreement.

     B. Travel (including: airfare, hotel lodging and meals, transportation, etc.) will be the responsibility of the Company. The Consultant must obtain prior written approval for travel from the Company.

V.     COMPENSATION

If, at any time during the terms of this Agreement and for a period of eighteen months following the termination of this agreement, the Company completes any transactions which includes, but is not limited to: any mergers with or acquires assets, or any other property, from any of the entities, affiliations or persons, its employees or former employees, agents, representatives, advisors, or consultants introduced to the Company by the Consultant, the Company agrees to issue the Consultant :

     4,000,000  shares  of  common  stock  of  the  Company

VI.     REPRESENTATIONS,  WARRANTIES  AND  COVENANTS

     A. EXECUTION. The Execution, delivery and performance of this Agreement, ---------- in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either entity may be bound or affected.

     B. NON-DISCLOSURE AND NON-CIRCUMVENTION. The Company hereby irrevocably --------------------------------------- agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by the Consultant to the Company, in connection with any project, any loans or collateral, or other transaction involving any products, transfers, or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. The Company understands and acknowledges that its obligations under this Non-Disclosure and Non-Circumvention Agreement are for the benefit of the Consultant and its successors and assigns, and that the Consultant's failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power and privilege hereunder operate as a waiver. The obligations of this Agreement shall remain in effect for a period of eighteen (18) months following the expiration of the term of this Agreement.

     C. Timely Appraisals. The Company shall keep the Consultant up to date and appraised of all business market and legal developments related to the Company and its operations and management.

          1. Accordingly, the Company shall provide the Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.

          2. The Company shall promptly notify the Consultant of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultant or at the Consultant' option to the Consultant' counsel.

          3. The Company shall also provide directly to the Consultant, current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by the Consultant from time to time.

          4. The Consultant shall keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL DATA".

     D. Corporate Authority. Both the Company and the Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

     E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

     F. The Company will cooperate with the Consultant, and will promptly provide the Consultant with all pertinent materials and requested information in order for the Consultant to perform its Services pursuant to this Agreement.

     G. When issued, the Shares of the Company's Common Stock shall be duly and validly issued, fully paid and non-assessable.

     H. The Company also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by the Consultant, or such other parties, related to the procurement of marketing and strategic alliances.

     I. Until termination of the engagement, the Company will notify the Consultant promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.

VII.     TERM  AND  TERMINATION

     A. This Agreement shall be effective upon its execution and shall remain in effect for One (1) year.

     B. In no event shall any termination be effective until the expiration of at least ninety (90) days after the signing of this agreement.

     C. After ninety (90) days from the date hereof, the Company shall have the right to terminate PATRICIA COOKE's engagement hereunder by furnishing PATRICIA COOKE with a 30-day written notice of such termination.

     D. However, no termination of this Agreement by the Company shall in any way affect the right of PATRICIA COOKE to receive, as a result of its services rendered, transactions consummated and introductions made its fees or securities on any transactions which result in the Company receiving financing or other benefits hereunder.

VIII.     CONFIDENTIAL  DATA

     A. The Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultant as a result of its engagement hereunder, unless authorized, in writing, by the Company.

     B. The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Consultant, obtained by the Company as a result of its engagement hereunder, unless authorized, in writing, by the Consultant.

     C. The Consultant shall not be required, in the performance of its duties, to divulge to the Company or any officer, director, agent, or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of the Company), which the Consultant may have or be able to obtain otherwise than a result of the relationship established by this Agreement.

IX.     OTHER  MATERIAL  TERMS  AND  CONDITIONS:

     A. INDEMNITY. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

     B. ADDITIONAL INSTRUMENTS. Each of the parties shall, from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     C. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     D. LAWS OF THE STATE OF NEVADA. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Nevada, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the State Courts of Nevada; or the United States District Court for the District of Nevada.

     E. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of the Company under this Agreement may not be assigned or delegated without prior consent of the Consultant, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Consultant may not assign or delegate its obligations and rights under this Agreement without consent of the Company, in the Company's sole discretion.

     F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

     G. ADDRESSES OF PARTIES. Each party shall, at all times, keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

     I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

     J. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Company and the Consultant hereby agree, consent and acknowledge that, in the event of the failure by the Company to pay the consideration to the Consultant or in the event of a breach of any other material term, the Consultant will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the State Courts of the State of Nevada or the United States District Court for the District of Nevada without the necessity of proving damages and without prejudice to any other remedies which the Consultant may have at law or in equity. For the purposes of this Agreement, the Company hereby agrees and consents that upon a material breach of this Agreement (as determined by a Court of Competent Jurisdiction) as aforesaid, in addition to any other legal and/or equitable remedies the Consultant may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to motion the court obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting the Company from circumventing the express written intent of the parties as enumerated in this Agreement.

     K. ATTORNEYS' FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

     L. PUBLIC NOTICES. Any public notice, press release or any type of dissemination of information regarding the Closing of any transaction covered in this agreement shall include a statement to the effect that "PATRICIA COOKE, Inc." acted as a consultant in the matter referenced.


IN WITNESS WHEREOF THE PARTIES HAVE DULY EXECUTED THIS CONSULTING AGREEMENT THIS 22ND DAY OF SEPTEMBER, 2003

KOALA  INTERNATIONAL  WIRELESS,  INC.


/S/  BRADLEY  WILSON
---------------------
BRADLEY  WILSON-  CHAIRMAN


PATRICIA  COOKE


/S/  PATRICIA  COOKE
----------------------
PATRICIA  COOKE









                                  EXHIBIT 10.2

                              CONSULTING AGREEMENT
                              --------------------


          THIS AGREEMENT is made and entered into as of the 22nd day of September, 2003 by and between Koala International Wireless, Inc. hereinafter referred to as "Client", with its principal place of business at 34 Couples Gallery, Ballantrae ON L4A 1M6 and Sherry Rice hereinafter referred to as "Consultant", with its principal place of Business at 6722 Jog Palm Drive, Boynton Beach , Florida 33437.

RECITALS

A.   WHEREAS,  Client  is  a  developed  stage  company;  and

B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy and Production and process support; and

C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties agree as follows:

1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing. Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy.

     This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/of public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

3. Consideration. Client and Consultant agree that Consultant receive from the Client an initial payment of FOUR MILLION (4,000,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

4. Term. This Agreement shall be effective for a term of one year (1) year starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.

6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may is any way a result from services rendered by the Consultant pursuant to or in any connections with the Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

8.   Representations.  The  Consultant  makes  the  following representation:
     a. Consultant has no prior or existing legally binding obligation that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities law and regulation;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that is has implemented internal control procedures designed to reasonably insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;

     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include; the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required or the Company by any of its suppliers of potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secrets to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or it a breach of any of the representations and warranties made by the Consultant herein occurs,

9.  The  Company  makes  the  following  representations:

     The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission the NASD, or the state securities commission;

     The  Company  is  in  good  standing  in  its  state  of  incorporation;

     The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

11. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representative.

13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

     Company:  34  Couples  Gallery,  Ballantrae,  Ontario  L4A  1M6

     Consultant:  6722  Jog  Palm  Drive,  Boynton  Beach,  Florida  33437

     Or at such other locations as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

14. Severability. Every provision of this Agreement is intended to be severable. If any term of provision hereof is deemed unlawful or invalid for nay reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflict of laws.

16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

18. Acknowledgement Concerning Counsel. Each party acknowledges that if had the opportunity to employ separate and independent counsel of its own choosing in connections with this Agreement.

19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



BY:          /s/ Bradley  Wilson          The  "Client"
             ------------------
     KOALA  INTERNATIONAL  WIRELESS  INC.


BY:          /s/ Sherry  Rice             The  "Consultant
             --------------------------
             Sherry  Rice